SCHEDULE 14C INFORMATION

Information Statement Pursuant to
Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

RG AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offseting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	4)	Date Filed: __________________________________________________________________________________

RG AMERICA, INC.
1507 Capital Avenue
Suite 101
Plano, TX 75074
(972) 919-4774

INFORMATION STATEMENT

Pursuant to Regulation 14C
Promulgated Under
the Securities Exchange Act of 1934, as amended

This Information Statement is being mailed or otherwise furnished to stockholders of RG America, Inc., a Nevada corporation (the “Company”), on or about October 29, 2007, in connection with a certain stockholder action taken by written consent of the holders of at least 66 2/3% of our outstanding shares of Common Stock, $.001 par value per share (the “Common Stock”), to approve the asset purchase transaction (the “Transaction”) on the terms and conditions set forth in that certain Asset Purchase and Indemnity Agreement (the “Asset Purchase Agreement”) by and among Fireline Restoration, Inc., a Florida corporation, as the purchaser (the “Purchaser”), the Company and the Company’s following subsidiaries: Restoration Group America 2003, Inc., a Texas corporation, Restoration Group America, Inc., a Texas corporation (“Restoration Group America”), RG Restoration, Inc., a Texas corporation, RG Insurance Services, Inc., a Texas corporation, CTFD, Inc., a Texas corporation (“CTFD”), CTFD Marine, Inc., a Texas corporation (“CTFD Marine”), RG Risk Management, Inc., a Texas corporation (“RGRM”), Invvision Funding, Inc., a Texas corporation, Practical Building Solutions 2000, Inc., a Texas corporation, and RG Florida GC, Inc., a Florida corporation, as the seller (collectively, the “Seller”), and Home Solutions of America, Inc., a Delaware corporation and the parent company of the Purchaser (“HSOA”), in substantially the form attached hereto as Exhibit A.

On October 15, 2007, our Board of Directors approved the Transaction and (i) the Asset Purchase Agreement, (ii) a Payoff Letter by and among Laurus Master Fund, Ltd. (“Laurus”) and the Seller, in substantially the form attached hereto as Exhibit B (the “Payoff Letter”), (iii) a Royalty Agreement by and between HSOA and RGRM, in substantially the form attached hereto as Exhibit C (the “Royalty Agreement”), and (iv) an Equipment Lease by and among CTFD and CTFD Marine, as Lessor, and the Purchaser, as Lessee, in substantially the form attached hereto as Exhibit D (the “Equipment Lease”) (collectively, the “Transaction Agreements”), and recommended that the Transaction and Transaction Agreements be approved by our stockholders. Under Section 78.320 of the Nevada Revised Statutes, we are permitted to obtain approval of the Transaction and Transaction Agreements by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Transaction and Transaction Agreements at a meeting at which all shares entitled to vote thereon were present and voted. On October 15, 2007, holders of at least 66 2/3% of the shares of our Common Stock acted by written consent to approve the Transaction and Transaction Agreements.

We have elected not to call a special meeting of our stockholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the proposals may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. This Information Statement has been sent to our stockholders on or about October 29, 2007.

Stockholders of record at the close of business on October 15, 2007 (the “Record Date”), are entitled to receive this Information Statement. As the Transaction Agreements have been duly approved by stockholders holding at least 66 2/3% of the outstanding shares of Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is October 29, 2007.

THE ASSET PURCHASE TRANSACTION
AND TRANSACTION AGREEMENTS

On October 15, 2007, our Board of Directors voted to authorize and recommend that our stockholders approve the Transaction and Transaction Agreements. On October 15, 2007, stockholders representing at least 66 2/3% of the shares of our Common Stock outstanding consented in writing to the Transaction and the Transaction Agreements. The following discussion summarizes the material terms of the Transaction Agreements.

ASSET PURCHASE AGREEMENT

The following discussion summarizes the material terms of the Asset Purchase Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached to this information statement as Exhibit A.

DESCRIPTION OF ASSETS

Subject to the terms and conditions set forth in the Asset Purchase Agreement, the Purchaser has agreed to purchase and accept all of the Seller’s right, title and interest in and to (i) certain equipment and vehicles, together with all ownership and maintenance records, title certificates, and warranties related thereto, and (ii) the PropertySMARTTM risk management program (collectively, the “Assets”), free and clear of any and all liens, prior assignments, security interests, charges, pledges, claims or encumbrances of any kind or character whatsoever, except for the liens disclosed in the Seller’s Disclosure Schedule.

PURCHASE PRICE

The purchase price for the Assets is (i) HSOA obtaining Laurus’ release of the Seller’s debt to Laurus and liens on the Assets pursuant to a Release Agreement, in exchange for HSOA’s issuance of two million (2,000,000) shares of HSOA’s common stock to Laurus, and (ii) the amounts due to RGRM pursuant to the Royalty Agreement. The Seller has agreed that Laurus’ release of the Seller’s debt and its liens on the Assets in exchange for HSOA’s issuance of the shares to Laurus, and the amounts due to RGRM pursuant to the Royalty Agreement, are material benefits to the Seller and therefore represent sufficient consideration for the Asset sale.

DESCRIPTION OF LIABILITIES TO BE ASSUMED

Except as set forth in the Asset Purchase Agreement, the Purchaser will not assume any liability or obligation of the Seller or with respect to the assets to be sold, including, without limitation, accounts payable, or any obligations with respect to the Seller’s lenders and creditors. Additionally, the Seller has agreed that the Seller will pay all of its own liabilities.

CLOSING COSTS

The Purchaser shall pay any sales and other transfer tax attributable to the transfer of the Assets to the Purchaser. All legal, accounting or other costs incurred by the Seller or the Purchaser in connection with the transactions contemplated in the Asset Purchase Agreement shall be borne by the party who incurred such costs; provided, however, that the Purchaser will reimburse the Seller for bona fide legal expenses incurred by the Seller solely in connection with the negotiation of the transactions contemplated by the Asset Purchase Agreement and the preparation and filing of this information statement, subject to the offset rights of HSOA set forth in the Royalty Agreement, in an amount not to exceed $50,000.

REPRESENTATIONS AND WARRANTIES

The Seller has made certain representations and warranties to the Purchaser. These representations and warranties include, but are not limited to:

•	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

•
The Asset Purchase Agreement, and the execution, delivery and performance of same, have been duly approved by the Seller and constitutes a valid and binding obligation against the Seller enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Other than the RGA Stockholder Consent (as defined below), no consent, approval, or order of any person, entity, organization, third party, lender, creditor or the shareholders of any entity is required in connection with the execution, delivery or performance of the transactions contemplated by the Asset Purchase Agreement.

•
The execution and delivery of the Asset Purchase Agreement and the performance by the Seller of the transactions contemplated thereby, do not and will not (a) violate, conflict with, or constitute a breach or default under any of the terms of the certificate of incorporation, articles of incorporation, bylaws, or other organizational documents of the Seller, (b) result in the creation or imposition of any Liens in favor of any third party upon any of the assets or the business, (c) violate or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to any governmental authority pursuant to any law, statute, judgment, decree, injunction, order, writ, rule or regulation of any governmental authority affecting the business or the assets, or (d) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, any contract, lease, agreement, note, deed of trust, indenture, order, judgment or decree to which any Seller is a party or by which any Seller or any of the Assets is bound or affected.

•
The Asset Purchase Agreement has been, and the other agreements and instruments to be executed and delivered by the Seller in connection therewith will be, on or prior to the closing date, duly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Purchaser) constitute or, upon execution and delivery, will constitute the valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms; subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or effecting creditors’ rights and the exercise of judicial discretion in accordance with principles of equity.

•
The Seller is the owner of, and has good and marketable title to, all of the Assets. Except as set forth on the Seller’s Disclosure Schedule, the Assets are owned by the Seller, and shall be delivered to the Purchaser, free and clear of all liens.

•
The Seller is not (a) a party to any agreement or instrument, or to the best of Seller’s knowledge, subject to any judgment, order, writ, injunction, decree, rule or regulation which materially adversely affects the assets or the business, or (b) aware of any pending event or condition which will have a material adverse impact on the Assets or business, except as set forth on the Seller’s Disclosure Schedule.

•	No person is entitled to compensation by reason of any agreement or understanding with the Seller, as a broker or finder in connection with the sale and purchase of the Assets.

•
Except as set forth on the Seller’s Disclosure Schedule, there is not pending or, to the best knowledge of the Seller, threatened, any litigation, action, suit, arbitration, investigation, inquiry, audit, complaint, charge, or other proceeding to which the Seller is a party involving the Assets or business.

•
The Company has obtained the written affirmative consent of no less than 66 2/3% of the Company’s stockholders in connection with the execution, delivery or performance of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby (the “RGA Stockholder Consent”).

•
Except as set forth on the Seller’s Disclosure Schedule, the Assets are not subject to (i) any liabilities or obligations of any nature, fixed or contingent, or any facts that might give rise to any such liabilities or obligations, which would materially adversely affect the Assets, or (ii) any liabilities or adverse claims against or relating to the Assets.

•	None of the Assets are subject to a personal property, vehicle, equipment or other lease or contingent sale arrangement.

•	The Seller has timely filed all returns, schedules and declarations required to be filed and paid in full all taxes due and payable.

•
To the best knowledge of the Seller, neither the Seller nor the business is or has been (a) subject to any environmental hazards, risks, or liabilities, or (b) in violation of any federal, state or local statutes, regulations, laws or orders pertaining to environmental matters.

•	The Seller (i) owns and has independently developed or acquired or (ii) has the valid right or license to all intellectual property relating to the Assets.

•
The execution, delivery and performance of the Asset Purchase Agreement and all other agreements and instruments executed and delivered by the Seller in connection with the Asset Purchase Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in the breach of any term or provision of, or violate or constitute a judgment, decree, writ, law or regulation to which the Seller is a party or by which the Seller is in any way bound or obligated.

•
The Seller’s representations set forth in the Asset Purchase Agreement shall be true on and as of the date of the Asset Purchase Agreement and the Closing as though such representations were made on and as of such times.

•
Except as expressly set forth in Article III of the Asset Purchase Agreement, the Seller makes no representations or warranties, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets), liabilities or operations, including without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser acknowledges and agrees that, except to the extent specifically set forth in Article III, the Purchaser is purchasing the Assets on an “as-is, where-is basis.” Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than the Assets and none shall be implied, at law or in equity.

The Purchaser has made certain representations and warranties to the Seller. These representations and warranties include, but are not limited to:

•	The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

•
The Asset Purchase Agreement, and the execution, delivery and performance of same, have been duly approved by the Purchaser and HSOA and constitutes a valid and binding obligation against the Purchaser and HSOA, enforceable in accordance with its terms. No consent, approval or order of any person, entity, organization or third party is required in connection with the execution, delivery or performance of the transactions contemplated by the Agreement other than such consents that have been obtained or that will be obtained prior to the Closing Date.

•	No person is entitled to compensation by reason of any agreement or understanding with the Purchaser, as a broker or finder in connection with the sale and purchase of the Assets.

•
Other than in relation to any claims or causes of action of Laurus, including based on the lawsuits filed August 31, 2007 in the New York County Clerk’s Office entitled Laurus Master Fund, Ltd. v. Home Solutions of America, Inc. and Fireline Restoration, Inc. and Laurus Master Fund, Ltd. v. Frank Fradella, there is not pending or, to the knowledge of the Purchaser, threatened, any litigation, action, suit, arbitration, investigation, inquiry, audit, complaint, charge or other proceeding to which the Purchaser is a party involving the Purchaser’s business, or to which the Purchaser’s business is or could be subject, before or by any court or governmental or regulatory agency or body.

•
The execution, delivery and performance of the Asset Purchase Agreement and all other agreements and instruments executed and delivered by the Purchaser in connection with the Asset Purchase Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in the breach of any term or provision of, or violate or constitute a judgment, decree, writ, law or regulation to which the Purchaser is a party or by which the Purchaser is in any way bound or obligated.

•	The Purchaser has the financial capability to purchase the Assets on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

•
The Purchaser’s representations set forth in the Asset Purchase Agreement shall be true on and as of the date of the Asset Purchase Agreement and the Closing as though such representations were made on and as of such times.

APPRAISAL RIGHTS

Under the laws of the State of Nevada, stockholders are not entitled to appraisal rights with respect to the Asset Purchase Agreement. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with, the Asset Purchase Agreement, even if a stockholder has not been given an opportunity to vote with respect thereto.

VOTE REQUIRED

The Asset Purchase Agreement requires the approval of the holders of 66 2/3% of the outstanding shares of our Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 73,225,812 shares of our Common Stock outstanding as of October 15, 2007. On that date, stockholders representing 51,532,272 shares, or 70.37 percent (70.37%) of our Common Stock, which is at least 66 2/3% of the shares outstanding, consented in writing to the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement.

THE PAYOFF LETTER

The following discussion summarizes the material terms of the Payoff Letter. This summary is not complete and is qualified in its entirety by reference to the complete text of the Payoff Letter, a copy of which is attached to this information statement as Exhibit B.

TERMS OF THE PAYOFF LETTER

The Seller and the Purchaser have requested, and Laurus has agreed, that Laurus will release its liens and security interests in the Assets. In return for its release, Laurus will receive two million (2,000,000) shares of the common stock of HSOA. Upon consummation of this transaction, all debt owed by the Seller to Laurus shall be deemed paid in full, all security interests and liens held by Laurus shall be deemed released, and Laurus shall release the Guaranty dated as of April 26, 2007 made by Frank Fradella in favor of Laurus.

THE ROYALTY AGREEMENT

The following discussion summarizes the material terms of the Royalty Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Royalty Agreement, a copy of which is attached to this information statement as Exhibit C.

TERMS OF THE ROYALTY AGREEMENT

Under the terms and conditions of the Royalty Agreement, HSOA will pay to RGRM a 7% royalty on all gross written premiums collected under the PropertySMARTTM risk management program. HSOA will make the payment to RGRM within fifteen (15) calendar days following the end of each fiscal quarter in immediately available funds. The term of the Royalty Agreement will commence on the closing date of the Asset Purchase Agreement (the “Effective Date”), and will continue for 10 years thereafter, unless the Royalty Agreement is terminated earlier by mutual agreement of the parties or by material breach of RGRM. After the term has expired, the parties have the option of renewing the Royalty Agreement on mutually agreed to terms.

REPRESENTATIONS AND WARRANTIES UNDER THE ROYALTY AGREEMENT

To the best of its knowledge, RGRM has made certain representations and warranties to HSOA in connection with the Royalty Agreement. These representations and warranties include, but are not limited to:

•
Except pursuant to the Asset Purchase Agreement, Restoration Group America has not assigned, transferred, conveyed or otherwise encumbered any right, title and interest under any license or other agreements relating to the PropertySMARTTM risk management program.

•
Immediately prior to the Effective Date, Restoration Group America was the sole and exclusive owner of the PropertySMARTTM risk management program, free and clear of any liens, charges and encumbrances.

•
Restoration Group America has not granted any license or entered into any contract or agreement or granted any security interest that in any way hinders or prohibits its right, power, and authority to grant all of the right, title, and interest in the PropertySMARTTM risk management program to the Purchaser under the Asset Purchase Agreement.

•
The PropertySMARTTM risk management program does not infringe any rights owned or possessed by any third party, nor is there any valid ground for a claim that challenges the validity, enforceability, ownership or right of Restoration Group America to PropertySMARTTM risk management program.

THE EQUIPMENT LEASE

The following discussion summarizes the material terms of the Equipment Lease. This summary is not complete and is qualified in its entirety by reference to the complete text of the Equipment Lease, a copy of which is attached to this information statement as Exhibit D.

TERMS OF THE EQUIPMENT LEASE

The Equipment Lease was entered into by and among CTFD and CTFD Marine, as Lessor, and the Purchaser, as Lessee. Under the terms of the Equipment Lease, Lessor granted to Lessee the right to lease certain equipment in exchange for a rent payment of $5,000 per calendar month. The obligation and expense of necessary repairs, maintenance, operations, and replacements falls on Lessee, and Lessor has no obligation to make any such repairs.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned.

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership(1)	Percent Of Class(2)

JAAVBR, LP (3) 1507 Capital Avenue, Suite 101 Plano, TX 75074	7,224,871	9.87%

J 2 Family LP (4) 3900 Jefferson Circle Plano, Texas 75023	7,215,422	9.85%

Jerod Yates 7640 CR 112 Clyde, TX 79510	7,217,832	9.86%

BHDH Family LP 836 Blue Jay Lane Coppell, TX 75019	6,895,481	9.42%

Rea Brothers, Ltd. P.O. Box 770 Addison, TX 75001	6,683,970	9.13%

Bryan Cauthen 1507 Capital Ave., #101 Plano, TX 75074	6,200,000	8.47%

Brandon Hawk 1507 Capital Ave., #101 Plano, TX 75074	6,200,000	8.47%

(1)
Includes all shares of our common stock with respect to which each holder directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares.

(2)	Based upon 73,225,812 shares outstanding as of October 15, 2007.

(3)	James A. Rea, our President, Chief Operating Officer and director, is a limited partner of JAAVBR, LP. and the President of its general partner.

(4)	John E. Rea, our former Chief Executive Officer and director, is a limited partner of J 2 Family LP and the President of its general partner.

OFFICERS AND DIRECTORS

The following table sets forth as of the Record Date the number of shares of Common Stock beneficially owned by (i) each current director and executive officer of the Company and (ii) all directors and executive officers as a group. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned.

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership(1)	Percent of Class(2)

James A. Rea 1507 Capital Avenue, Suite 101 Plano, Texas 75074	8,063,439 (3)	11.01%

Edward P. Rea 1507 Capital Avenue, Suite 101 Plano, Texas 75074	6,933,970 (4)	9.47%

Paul S. Johnson 2122 Country Club Drive, # 280 Carrollton, Texas 75006	101,751 (5)	*

Michael A. Jenkins 2151 Fort Worth Avenue Dallas, Texas 75211	124,722	*

All directors and executive officers as a group (4 persons)	7,310,066	20.48%

(*)	Less than 1 percent

(1)
Includes all shares of our common stock with respect to which each holder directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares.

(2)	Based upon 73,225,812 shares outstanding as of October 15, 2007.

(3)
Includes (i) 833,333 shares that James A. Rea has the right to acquire within 60 days upon the exercise of options; (ii) 1,784 shares owned by Tenax, Inc.; (iii) 3,451 shares owned by JR Holdings, Inc.; (iv) 7,224,871 shares owned by JAAVBR, LP; and (v) 250 shares owned by members of James A. Rea’s immediate family. James A. Rea is President of Tenax, Inc. and JR Holdings, Inc. and a limited partner of JAAVBR, LP.

(4)
Includes (i) 250,000 shares that Edward P. Rea has the right to acquire within 60 days upon the exercise of options; and (ii) 6,683,970 shares owned by Rea Brothers Limited. Edward P. Rea is Chairman of Rea Brothers Limited.

(5)	Includes 42 shares owned by members of Mr. Johnson’s immediate family.

EXHIBITS

Exhibit Number	Description

Exhibit A*
Asset Purchase and Indemnity Agreement, dated as of October 16, 2007, by and among Fireline Restoration, Inc. (the “Purchaser”), Registrant and its following subsidiaries: Restoration Group America 2003, Inc., Restoration Group America, Inc., RG Restoration, Inc., RG Insurance Services, Inc., CTFD, Inc., CTFD Marine, Inc., RG Risk Management, Inc., Invvision Funding, Inc., Practical Building Solutions 2000, Inc., and RG Florida GC, Inc. (collectively, the “Seller”), and Home Solutions of America, Inc.

Exhibit B
Payoff Letter, dated as of October 1, 2007, by and among Registrant, RG Restoration, Inc., RG Risk Management, Inc., RG Roofing, Inc., Restoration Group America 2003, Inc., RG Insurance Services, Inc., CTFD, Inc., CTFD Marine, Inc., Invvision Funding, Inc., RG Florida GC, Inc., RG Florida SC, Inc., Total Professional Restoration, Inc., and Practical Building Solutions 2000, Inc.

Exhibit C*	Royalty Agreement by and between Home Solutions of America, Inc., and RG Risk Management, Inc.

Exhibit D
Equipment Lease, dated as of October 18, 2007, by and among CTFD, Inc., and CTFD Marine Inc., (together, the “Lessor” and each such entity, a “Lessor Entity”), and Fireline Restoration, Inc. (the “Lessee”).

*Incorporated by reference to the Registrant’s most recent 8-K filing, dated October 24, 2007.

OTHER MATTERS

The information contained in this document is to the best knowledge of the Company, and the information contained herein with respect to the directors, executive officers and principal stockholders of the Company is based upon information which has been provided by such person to us.

BY ORDER OF THE BOARD OF DIRECTORS, /s/ James A. Rea JAMES A. REA, Chief Executive Officer
October 29, 2007

EXHIBIT B

PAYOFF LETTER

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
335 Madison Avenue
New York, New York 10017

October 1, 2007

RG America, Inc.
RG Restoration, Inc.
RG Risk Management, Inc.
RG Roofing, Inc.
Restoration Group America 2003, Inc.
RG Insurance Services, Inc.
CTFD, Inc.
CTFD Marine, Inc.
Invvision Funding, Inc.
RG Florida GC, Inc.
RG Florida SC, Inc.
Total Professional Restoration, Inc.
Practical Building Solutions 2000, Inc.
1507 Capital Avenue, Suite 101
Plano, Texas 75074

Re:  Payoff by RG America, Inc. and Subsidiaries

Ladies and Gentlemen:

Reference is made to (a) the Security Agreement (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), dated as of October 31, 2005 by and among Laurus Master Fund, Ltd. (“Laurus”), RG America, Inc., (“RG America”) and each Eligible Subsidiary (as defined therein); (b) the Master Security Agreement dated as of October 31, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) by and among RG America, RG Restoration, Inc. (“RG Restoration”), RG Risk Management, Inc. (“RG Risk Management”), RG Roofing, Inc., (“RG Roofing”), Restoration Group America 2003, Inc. (“Restoration Group”), RG Insurance Services, Inc. (“RG Insurance”), CTFD, Inc. (“CTFD”), CTFD Marine, Inc. (“CTFD Marine”), Invvision Funding, Inc. (“Invvision”), RG Florida GC, Inc. (“RG Florida GC”), RG Florida SC, Inc. (“RG Florida SC”), Total Professional Restoration, Inc. (“TPR”) and Practical Building Solutions 2000 (“PBS” and together with RG America, RG Restoration, RG Risk Management, RG Roofing, Fireline Restoration, Inc., Restoration Group, RG Insurance, CTFD, CTFD Marine, Invvision, RG Florida GC, RG Florida SC, and TPR, each an “Obligor” and collectively, the “Obligors”) and Laurus; and (c) the Consulting Agreement dated as of March 2007 (as amended, restated, modified and/or supplemented from time to time, the “Consulting Agreement”) by and among RG America, RG Restoration, RG Risk Management, RG Roofing (each an “RG Consulting Party,” and collectively, the “RG Consulting Parties”) and Fireline Restoration, Inc. (“Fireline”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement and the Consulting Agreement, as applicable.

The undersigned, Laurus, has been advised that pursuant to the Consulting Agreement the RG Consulting Parties, and other Obligors, have purportedly assigned to Fireline their rights to (hereinafter referred to as the “Accounts”) “any and all payments and amounts received by the [RG Consulting Parties], and any and all rights to payment or compensation . . . under the Construction Contracts.” In connection with the aforementioned assignment, the Obligors and Fireline have requested that Laurus release its lien and security interest in the Accounts and all other assets of the Obligors. Laurus hereby agrees that simultaneously with Laurus’ receipt of an original stock certificate issued in Laurus’ name representing not less than two million (2,000,000) shares of common stock of Fireline’s parent, Home Solutions of America, Inc. (i) all debt owed by the Obligors to Laurus arising under the Security Agreement and all other Ancillary Agreements shall be deemed paid in full, (ii) all security interests and liens which Obligors may have granted to Laurus shall be deemed released, (iii) Laurus shall thereafter file UCC-3 termination statements for all UCC financing statements (and amendments thereto, if any) filed by Laurus against the Obligors, (iv) Laurus shall release that certain Guaranty dated as of April 26, 2007 made by Frank Fradella (the “Guarantor”) in favor of Laurus, and (v) the Security Agreement and the Ancillary Agreements shall be deemed terminated, except with respect to the terms thereof which survive termination.

In consideration of the agreements of the Obligors contained herein, and in the Asset Purchase and Indemnity Agreement dated October __, 2007 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Laurus, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Obligors and each of their respective successors and assigns, and their respective present or former divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, of and from all demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, which Laurus or any of its successors, assigns, or other legal representatives owned, held, had, or claimed to have had or may own, hold, have or claim to have upon, of which it now has knowledge on or prior to the day and date of this letter, in relation to any claims or causes of action based on the Security Agreement and Ancillary Agreements and any lien or security interest Laurus had or may have had.

Laurus understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Similarly, Laurus agrees that no fact, event, circumstance, evidence or transaction which could now be asserted shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

In consideration of the agreements of Laurus contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Obligor and the Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Laurus, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, of and from all demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, which any Obligor or the Guarantor or any of its successors, assigns, or other legal representatives owned, held, had, or claimed to have had or may own, hold, have or claim to have upon, of which they now have knowledge on or prior to the day and date of this letter in relation to any claims or causes of action based on the Security Agreement and Ancillary Agreements and any lien or security interest Laurus had or may have had, including, without limitation, any claims or causes of action based on “lender liability” and/or “deepening insolvency.” The Guarantor and each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Similarly, the Guarantor and each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

The Guarantor and each Obligor acknowledges that it has been represented by independent counsel and has been advised as to the legal significance and legal consequences of this letter or has been advised to obtain such advice.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or in electronic form shall be deemed an original signature hereto.

Very truly yours, LAURUS MASTER FUND, LTD. By: Laurus Capital Management, LLC, its investment manager By: /s/ Scott Bluestein Name: Scott Bluestein Title: Authorized Signatory
[Signature Blocks Continue on Following Page(s)]

Acknowledged and Agreed to
as of this 1st day of October, 2007 by
the following Obligors:

RG AMERICA, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: Chief Executive Officer

RG RESTORATION, INC. (d/b/a The
Restoration Group)

By: /s/ James A. Rea
Name: James A. Rea
Title: President

RG RISK MANAGEMENT, INC. (d/b/a The
Recovery Group)

By: /s/ James A. Rea
Name: James A. Rea
Title: President

RG ROOFING, INC. (d/b/a The Roofing
Group)

By: /s/ James A. Rea
Name: James A. Rea
Title: President

RESTORATION GROUP AMERICA 2003, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

[Signature Blocks Continue on Following Page(s)]

RG INSURANCE SERVICES, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

CTFD, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

CTFD MARINE, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

INVVISION FUNDING, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

RG FLORIDA GC, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

RG FLORIDA SC, INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

[Signature Blocks Continue on the Following Page]

TOTAL PROFESSIONAL RESTORATION,
INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

PRACTICAL BUILDING SOLUTIONS 2000,
INC.

By: /s/ James A. Rea
Name: James A. Rea
Title: President

/s/ Frank Fradella
Frank Fradella, Individually

EXHIBIT D

EQUIPMENT LEASE

This Equipment Lease (this “Lease”) is made and entered into as of the 18th day of October, 2007 (the “Effective Date”), by and between CTFD, Inc., a Texas corporation, and CTFD Marine, a Texas corporation, (together, “Lessor” and each such entity, a “Lessor Entity”), and Fireline Restoration, Inc., a Florida corporation (“Lessee”).

RECITALS

A.  Lessor owns the equipment which is listed and described on Exhibit “A” attached hereto and incorporated herein by reference (the “Equipment”).

B.  Lessor and Lessee desire to set forth their agreement with regard to the lease of the Equipment from Lessor by Lessee.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Lease. Lessor hereby grants Lessee the option and right to lease the Equipment pursuant to the terms hereof upon written notice to Lessor of one (1) business day prior to the date that the Lease commences (the “Lease Date”).

2.  Term. The term of this Lease shall commence on the Lease Date and continue until the last day of the first calendar month beginning after the Lease Date (the “Lease Term”). Thereafter, the Lease Term shall continue on a month to month basis until terminated upon written notice by either party. This Lease shall terminate seven (7) days after delivery of such notice of termination.

3.   Rent. Lessee shall pay to Lessor as rent during the Lease Term, the sum of $5,000 per calendar month (which, if necessary, shall be prorated to account for partial months). Such payment must be made in advance on or before the first day of each calendar month of the Term and shall be allocated between the Lessor Entities as set forth on Exhibit “A”. All payments due Lessor shall be paid at Lessor’s office at the address set forth below, or as otherwise directed by Lessor.

4.  Repairs. Lessor shall not be obligated to service or make any repairs or replacements to the Equipment and Lessee shall, upon prior notice to Lessor, bear the expense of all necessary repairs, maintenance, operations and replacements required to be made to maintain the Equipment in as good condition as received from Lessor, normal wear and tear excepted.

5.  Operations. Lessee will cause the Equipment to be operated only in the ordinary course of Lessee’s business and in accordance with commercially recognized standards of operation.

3

6.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery if personally delivered, delivered by nationally recognized overnight delivery service guaranteeing at least second business day delivery; or (b) on the date of delivery as evidenced by the return receipt or similar evidence or on the fifth calendar day after mailing, whichever is earlier in time, if mailed, by registered or certified mail or delivered by any express delivery service, postage prepaid, and properly addressed as set forth below or at such other address as the addressee may have previously specified by notice delivered in accordance with this paragraph.

If to Lessor:

CTFD, Inc.
CTFD Marine, Inc.
Attention: James Rea
1507 Capital Avenue, Suite 101
Plano, Texas 75074
Facsimile: (972) 665-0865

With a copy (which shall not constitute notice) to:

Hughes & Luce LLP
1717 Main Street
Suite 2800
Dallas, Texas 75201
Attention: I. Bobby Majumder, Esq.
Facsimile: (214) 939-5849

If to Lessee:

Fireline Restoration, Inc.
Attention: Brian Marshall, President
3018 Horatio Street
Tampa, Florida 33609
Facsimile: (813) 353-9720

7.  Title. All the Equipment shall remain personal property and the title thereto shall remain exclusively in the name of Lessor. Upon expiration or termination of this Lease, the Equipment shall be returned unencumbered to Lessor by Lessee at such place as Lessor and Lessee may agree upon, at the sole expense of Lessee and in the same condition as received by Lessee, reasonable wear and tear excepted.

8.  Further Assurances. Each party shall execute and deliver to the other party, upon request, such instruments and assurances as the requesting party deems necessary or advisable for the confirmation or perfection of this Lease and the parties’ rights hereunder.

9.  Authority. Each of Lessee and Lessor hereby represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of the states of their incorporation, it has taken all action which may be required to authorize the execution, delivery and performance of this Lease, and that the person executing this Lease on behalf of Lessee has been duly authorized to do so pursuant to all requisite authority.

4

10.  Force Majeure. For the period and to the extent that a party is disabled from fulfilling in whole or in part its obligations under this Lease where such disability arises by reason of an event of force majeure (including any law or government regulation or any act of God, flood, war, revolution, civil commotion, political disturbance, strike, lockout, fire, explosion, breakdown of plant or machinery, shortages of transportation, facilities, fuel, energy, labor or materials or any other cause whatsoever over which such party has no direct control), such party will be released from such obligations until the abatement of such disability. Notice of any such disability and any abatement will be promptly given to the other party by the party claiming the benefit of this Section 10.

11.  Severability. To the extent permitted by law, if it should ever be held that any provision contained in this Lease does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding will at the request of either party hereto reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area, and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth in this Lease; and the court will enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision contained in this Lease will be held to be invalid, illegal or unenforceable under present or future laws effective during the term of this Lease, then such provisions will be fully severable; this Lease will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Lease; and the remaining provisions of this Lease will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Lease. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically by the parties as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.  Amendment; Waiver.  No amendment, modification or waiver of any of the provisions of this Lease, or any future representation or promise, will be binding upon the parties unless agreed to in writing by the party to be bound thereby. The waiver by either party hereto of a breach or violation of any provision of this Lease will not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision of this Lease.

13.  Binding on Successors. The provisions of this Lease will be binding upon and inure to the benefit of the parties, their successors and assigns. Either party may assign its obligations under this Lease to any successor of Lessor upon written notice to the other party.

14.  Captions; Facsimile Signatures. Captions contained in this Lease are solely for convenience of reference and will not be deemed to affect the interpretation or meaning of any of the provisions of this Lease. A photographic, photostatic, facsimile or similar reproduction of a signature of this Lease by or on behalf of any party hereto will be regarded as signed by that party for the purposes of this Lease.

5

15.  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

16.  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions thereof. Any action or proceeding arising out of or related in any way to this Lease may be brought in any state or federal court of competent jurisdiction sitting in Dallas County, Texas.

17.  Attorneys’ Fees. If any action or proceeding is brought under this Lease, the prevailing party will be entitled to recover all costs and expenses, including reasonable attorneys’ fees.

18.  No Third Party Beneficiaries. None of the obligations hereunder of either party shall run to or be enforceable by any party other than a party to this Lease or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

19.  Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof.

[Signature Page Follows]

6

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day first above written.

Lessor: CTFD, Inc. a Texas corporation By: /s/ James A. Rea Name: James A. Rea Title: President CTFD Marine, Inc. a Texas corporation By: /s/ James A. Rea Name: James A. Rea Title: President
Lessee: Fireline Restoration, Inc. a Florida corporation By: /s/ Jeff Mattich Name: Jeff Mattich Title: Chief Financial Officer

7

EXHIBIT “A”

DESCRIPTION OF EQUIPMENT

CTFD, Inc.
Fixed Asset Record with Straight Line Depreciation

																12/31/2006
Asset Name	Column3	Asset Class	Description	Physical Location	Asset No.	Serial No.	Acquisition Date	Replacement Cost	Estimated Useful Life (Years)	Estimated Salvage Value	Estimated Straight-Line Depreciation Value	Monthly Depreciation	Historical Cost	Acc Deprec	NBV	Column1	Column2
Alto Skyline RV	1600	Vehicles/Trailers	Sleeper trailer		1		8/31/2005	$ 12,395.63	5	$ 1.00	$ 2,478.93	$ 206.58	$ 12,395.63	$ 3,307.50	$ 9,088.13	16.01
Alto 247 Ltd. RV	1600	Vehicles/Trailers	Sleeper trailer		3		9/2/2005	$ 11,705.00	5	$ 1.00	$ 2,340.80	$ 195.07	$ 11,705.00	$ 3,110.38	$ 8,594.62	15.95
RV	1600	Vehicles/Trailers			6		9/8/2005	$ 10,500.00	5	$ 1.00	$ 2,099.80	$ 174.98	$ 10,500.00	$ 2,755.63	$ 7,744.37	15.75
1990 Bluebird Bus	1600	Vehicles/Trailers			7	1BAAKCSAILF039276	9/10/2005	$ 25,000.00	5	$ 1.00	$ 4,999.80	$ 416.65	$ 25,000.00	$ 6,533.99	$ 18,466.01	15.68
Trailer	1600	Vehicles/Trailers			10		9/29/2005	$ 4,000.00	5	$ 1.00	$ 799.80	$ 66.65	$ 4,000.00	$ 1,003.58	$ 2,996.42	15.06
Trailer	1600	Vehicles/Trailers			11		9/29/2005	$ 4,000.00	5	$ 1.00	$ 799.80	$ 66.65	$ 4,000.00	$ 1,003.58	$ 2,996.42	15.06
Bus	1600	Vehicles/Trailers			12		10/1/2005	$ 12,250.00	5	$ 1.00	$ 2,449.80	$ 204.15	$ 12,250.00	$ 3,060.57	$ 9,189.43	14.99
1990 Bluebird Bus	1600	Vehicles/Trailers			13	1BAAGCSA4LF037832	11/9/2005	$ 23,000.00	5	$ 1.00	$ 4,599.80	$ 383.32	$ 23,000.00	$ 5,255.11	$ 17,744.89	13.71
1988 Bluebird Bus	1600	Vehicles/Trailers			14	1BAAGCSA9JF082522	11/9/2005	$ 14,000.00	5	$ 1.00	$ 2,799.80	$ 233.32	$ 14,000.00	$ 3,198.68	$ 10,801.32	13.71
1988 Bluebird Bus	1600	Vehicles/Trailers			15	1BAAGCSA9JF082519	11/9/2005	$ 14,000.00	5	$ 1.00	$ 2,799.80	$ 233.32	$ 14,000.00	$ 3,198.68	$ 10,801.32	13.71
Trailer	1600	Vehicles/Trailers			18		11/9/2005	$ 7,488.99	5	$ 1.00	$ 1,497.60	$ 124.80	$ 7,488.99	$ 1,710.95	$ 5,778.04	13.71
Trailer	1600	Vehicles/Trailers			19		11/9/2005	$ 8,901.20	5	$ 1.00	$ 1,780.04	$ 148.34	$ 8,901.20	$ 2,033.63	$ 6,867.57	13.71
Trailer	1600	Vehicles/Trailers			20		11/9/2005	$ 8,581.69	5	$ 1.00	$ 1,716.14	$ 143.01	$ 8,581.69	$ 1,960.63	$ 6,621.06	13.71
Trailer	1600	Vehicles/Trailers	8 (24 Ft Trailers)		21		11/9/2005	$ 57,800.00	5	$ 1.00	$ 11,559.80	$ 963.32	$ 57,800.00	$ 13,206.68	$ 44,593.32	13.71
Trailer	1600	Vehicles/Trailers	2 (12 FT Trailers)		22		11/9/2005	$ 13,200.00	5	$ 1.00	$ 2,639.80	$ 219.98	$ 13,200.00	$ 3,015.88	$ 10,184.12	13.71
Trailer	1600	Vehicles/Trailers	3(12 FT Trailers) (One was totaled)		23		11/9/2005	$ 8,250.00	5	$ 1.00	$ 1,649.80	$ 137.48	$ 8,250.00	$ 1,884.84	$ 6,365.16	13.71
1986 Trailmobile	1600	Vehicles/Trailers	Gooseneck pup trailer		27		12/1/2005	$ 8,000.00	5	$ 1.00	$ 1,599.80	$ 133.32	$ 8,000.00	$ 1,731.29	$ 6,268.71	12.99
2000 Ford F350	1600	Vehicles/Trailers			28		12/5/2005	$ 15,000.00	5	$ 1.00	$ 2,999.80	$ 249.98	$ 15,000.00	$ 3,213.48	$ 11,786.52	12.85
2000 Ford F250XLT	1600	Vehicles/Trailers			29		12/5/2005	$ 6,800.00	5	$ 1.00	$ 1,359.80	$ 113.32	$ 6,800.00	$ 1,456.66	$ 5,343.34	12.85
2000 Ford F250SD	1600	Vehicles/Trailers			30		12/5/2005	$ 9,000.00	5	$ 1.00	$ 1,799.80	$ 149.98	$ 9,000.00	$ 1,928.00	$ 7,072.00	12.85
1999 Ford F250SD	1600	Vehicles/Trailers			31		12/8/2005	$ 9,000.00	5	$ 1.00	$ 1,799.80	$ 149.98	$ 9,000.00	$ 1,913.21	$ 7,086.79	12.76
2001 Ford F350XL	1600	Vehicles/Trailers			32		12/8/2005	$ 11,852.00	5	$ 1.00	$ 2,370.20	$ 197.52	$ 11,852.00	$ 2,519.56	$ 9,332.44	12.76
Ford Explorer	1600	Vehicles/Trailers			53		12/31/2005	$ 7,500.00	3	$ 1.00	$ 2,499.67	$ 208.31	$ 7,500.00	$ 2,499.67	$ 5,000.33	12.00
Tractor	1600	Vehicles/Trailers			55		12/31/2005	$ 20,000.00	3	$ 1.00	$ 6,666.33	$ 555.53	$ 20,000.00	$ 6,666.33	$ 13,333.67	12.00
24' Van	1600	Vehicles/Trailers			56		12/31/2005	$ 9,000.00	3	$ 1.00	$ 2,999.67	$ 249.97	$ 9,000.00	$ 2,999.67	$ 6,000.33	12.00
Trailer	1600	Vehicles/Trailers			58		12/31/2005	$ 6,135.00	3	$ 1.00	$ 2,044.67	$ 170.39	$ 6,135.00	$ 2,044.67	$ 4,090.33	12.00
School Bus	1600	Vehicles/Trailers			59		12/31/2005	$ 8,250.00	3	$ 1.00	$ 2,749.67	$ 229.14	$ 8,250.00	$ 2,749.67	$ 5,500.33	12.00
School Bus	1600	Vehicles/Trailers			60		12/31/2005	$ 8,250.00	3	$ 1.00	$ 2,749.67	$ 229.14	$ 8,250.00	$ 2,749.67	$ 5,500.33	12.00
Bus rework/Materials	1600	Vehicles/Trailers			61		12/31/2005	$ 13,014.20	3	$ 1.00	$ 4,337.73	$ 361.48	$ 13,014.20	$ 4,337.73	$ 8,676.47	12.00
6x12 Halmark Trailer & hitch	1600	Vehicles/Trailers			62		12/31/2005	$ 3,443.43	3	$ 1.00	$ 1,147.48	$ 95.62	$ 3,443.43	$ 1,147.48	$ 2,295.95	12.00
Barge	1600	Vehicles/Trailers			63		12/31/2005	$ 250,000.00	3	$ 1.00	$ 83,333.00	$ 6,944.42	$250,000.00	$ 83,333.00	$ 166,667.00	12.00
Barge rework/materials	1600	Vehicles/Trailers			64		12/31/2005	$ 22,856.48	3	$ 1.00	$ 7,618.49	$ 634.87	$ 22,856.48	$ 7,618.49	$ 15,237.99	12.00
Trailer	1600	Vehicles/Trailers			65		12/31/2005	$ 2,655.00	3	$ 1.00	$ 884.67	$ 73.72	$ 2,655.00	$ 884.67	$ 1,770.33	12.00
12' Office Trailer	1600	Vehicles/Trailers			66		12/31/2005	$ 3,500.00	3	$ 1.00	$ 1,166.33	$ 97.19	$ 3,500.00	$ 1,166.33	$ 2,333.67	12.00
Winstar Van	1600	Vehicles/Trailers	DONATED		67		12/31/2005	$ 4,200.00	3	$ 1.00	$ 1,399.67		$ 4,200.00	$ -	$ 4,200.00	12.00
Sleeper Trailer	1600	Vehicles/Trailers			68		12/31/2005	$ 10,590.61	3	$ 1.00	$ 3,529.87	$ 294.16	$ 10,590.61	$ 3,529.87	$ 7,060.74	12.00
Sleeper Trailer	1600	Vehicles/Trailers			69		12/31/2005	$ 10,590.61	3	$ 1.00	$ 3,529.87	$ 294.16	$ 10,590.61	$ 3,529.87	$ 7,060.74	12.00
Sleeper Trailer	1600	Vehicles/Trailers			70		12/31/2005	$ 10,590.60	3	$ 1.00	$ 3,529.87	$ 294.16	$ 10,590.60	$ 3,529.87	$ 7,060.73	12.00
Trailer: Gulfport Library	1600	Vehicles/Trailers			73		12/31/2005	$ 3,000.00	3	$ 1.00	$ 999.67	$ 83.31	$ 3,000.00	$ 999.67	$ 2,000.33	12.00
Dahl’s Automotive	1600	Vehicles/Trailers			74		12/31/2005	$ 2,262.04	3	$ 1.00	$ 753.68	$ 62.81	$ 2,262.04	$ 753.68	$ 1,508.36	12.00
2000 Ford Expedition XLT	1600	Vehicles/Trailers			91		4/3/2006	$ 12,000.00	3	$ 1.00	$ 3,999.67	$ 333.31	$ 12,000.00	$ 2,980.57	$ 9,019.43	8.94
Accum DeprecReconciling Adj do to transfer of asset to CFTD Books														37,843.25	$(37,843.25)

Total								$702,562.48			$194,880.16	$16,123.37

													$702,562.48	$240,366.67	$462,195.81
														183,771.25
														(56,595.42)

CTFD, Inc.
Fixed Asset Record with Straight Line Depreciation

																12/31/2006
Asset Name	Column3	Asset Class	Description	Physical Location	Asset No.	Serial No.	Acquisition Date	Acquisition Cost	Estimated Useful Life (Years)	Estimated Salvage Value	Estimated Straight-Line Depreciation Value	Monthly Depreciation	Historical Cost	Acc Deprec	NBV	Column1	Column2	Column4
Generator	1650	Field Equipment			2		8/31/2005	$ 724.25	5	$ 1.00	$ 144.65	$ 12.05	$ 724.25	$ 193.00	$ 531.25	16.01		$ -
2 - Breeze Extractors w/10' Wands	1650	Field Equipment			4		9/2/2005	$ 4,250.00	5	$ 1.00	$ 849.80	$ 70.82	$ 4,250.00	$ 1,129.19	$ 3,120.81	15.95		$ -
20 - Phoenix H.T. Dehumidifiers	1650	Field Equipment			5		9/7/2005	$ 37,625.00	5	$ 1.00	$ 7,524.80	$ 627.07	$ 37,625.00	$ 9,895.63	$ 27,729.37	15.78		$ -
2 - 10.5 Gal flood pumpers	1650	Field Equipment			8		9/13/2005	$ 4,319.18	5	$ 1.00	$ 863.64	$ 71.97	$ 4,319.18	$ 1,121.54	$ 3,197.64	15.58		$ -
400 - 1/3 H.P. Air movers	1650	Field Equipment			9		9/14/2005	$ 100,000.00	5	$ 1.00	$ 19,999.80	$ 1,666.65	$100,000.00	$25,917.55	$ 74,082.45	15.55		$ -
Power Washer	1650	Field Equipment			17		11/9/2005	$ 7,500.00	5	$ 1.00	$ 1,499.80	$ 124.98	$ 7,500.00	$ 1,713.47	$ 5,786.53	13.71		$ -
200 air movers	1650	Field Equipment			24		11/16/2005	$ 50,000.00	5	$ 1.00	$ 9,999.80	$ 833.32	$ 50,000.00	$11,232.65	$ 38,767.35	13.48		$ -
20 38x60 6m clr n/p baq	1650	Field Equipment			25		11/17/2005	$ 4,674.12	5	$ 1.00	$ 934.62	$ 77.89	$ 4,674.12	$ 1,047.29	$ 3,626.83	13.45		$ -
Pigtail connector	1650	Field Equipment			26		11/17/2005	$ 692.45	5	$ 1.00	$ 138.29	$ 11.52	$ 692.45	$ 154.96	$ 537.49	13.45		$ -
Fans	1650	Field Equipment			39		12/31/2005	$ 48,712.00	5	$ 1.00	$ 9,742.20	$ 811.85	$ 48,712.00	$ 9,742.20	$ 38,969.80	12.00		$ -
Trailer	1650	Field Equipment			40		12/31/2005	$ 6,800.00	5	$ 1.00	$ 1,359.80	$ 113.32	$ 6,800.00	$ 1,359.80	$ 5,440.20	12.00		$ -
XXX	1650	Field Equipment			41		12/31/2005	$ 6,052.98	5	$ 1.00	$ 1,210.40	$ 100.87	$ 6,052.98	$ 1,210.40	$ 4,842.58	12.00		$ -
Jackhammer - RJ Biggs	1650	Field Equipment			42		12/31/2005	$ 700.00	5	$ 1.00	$ 139.80	$ 11.65	$ 700.00	$ 139.80	$ 560.20	12.00		$ -
Tools	1650	Field Equipment			43		12/31/2005	$ 1,446.48	5	$ 1.00	$ 289.10	$ 24.09	$ 1,446.48	$ 289.10	$ 1,157.38	12.00		$ -
12 Drywall Dollies	1650	Field Equipment			44		12/31/2005	$ 4,151.65	5	$ 1.00	$ 830.13	$ 69.18	$ 4,151.65	$ 830.13	$ 3,321.52	12.00		$ -
4 Portable generators	1650	Field Equipment			45		12/31/2005	$ 2,400.00	5	$ 1.00	$ 479.80	$ 39.98	$ 2,400.00	$ 479.80	$ 1,920.20	12.00		$ -
Equipment	1650	Field Equipment			46		12/31/2005	$ 514.46	5	$ 1.00	$ 102.69	$ 8.56	$ 514.46	$ 102.69	$ 411.77	12.00		$ -
Lowes equipment	1650	Field Equipment			47		12/31/2005	$ 906.26	5	$ 1.00	$ 181.05	$ 15.09	$ 906.26	$ 181.05	$ 725.21	12.00		$ -
4 Army tents	1650	Field Equipment			48		12/31/2005	$ 5,629.00	5	$ 1.00	$ 1,125.60	$ 93.80	$ 5,629.00	$ 1,125.60	$ 4,503.40	12.00		$ -
Tools	1650	Field Equipment			49		12/31/2005	$ 2,676.92	5	$ 1.00	$ 535.18	$ 44.60	$ 2,676.92	$ 535.18	$ 2,141.74	12.00		$ -
Tools	1650	Field Equipment			50		12/31/2005	$ 393.10	5	$ 1.00	$ 78.42	$ 6.54	$ 393.10	$ 78.42	$ 314.68	12.00		$ -
Generators	1650	Field Equipment			51		12/31/2005	$ 8,400.00	5	$ 1.00	$ 1,679.80	$ 139.98	$ 8,400.00	$ 1,679.80	$ 6,720.20	12.00		$ -
L-Tank and Pump	1650	Field Equipment			52		12/31/2005	$ 1,010.77	5	$ 1.00	$ 201.95	$ 16.83	$ 1,010.77	$ 201.95	$ 808.82	12.00		$ -
750 gal field pup	1650	Field Equipment			89		12/8/2005	$ 9,736.00	5	$ 1.00	$ 1,947.00	$ 162.25	$ 9,736.00	$ 2,069.69	$ 7,666.31	12.76		$ -
Sodablasters - 2	1650	Field Equipment			92		5/18/2006	$ 17,800.00	3	$ 1.00	$ 5,933.00	$ 494.42	$ 17,800.00	$ 3,689.84	$ 14,110.16	7.46		$ -
Accum DeprecReconciling Adj do to transfer of asset to CFTD Books														23,313.68	$(23,313.68)

Total								$327,114.62			$67,791.12	$5,649.26

GRAND TOTAL								$1,029,677.10					$327,114.62	$99,434.41	$227,680.21

Restoration Group
Property & equipment depreciation schedule

							Months of
	Date	Date			Historical	Monthly	Deprec thru	Accum Deprec	Net Asset
	Acquired	Sold	Method	Life	Cost	Deprec	12/31/2006	12/31/2006	12/31/2006
Field equipment
Remediation equipment/lockers	03/14/06		SL	3	7,380.48	205.01	10	2,050.10	5,330.38
500 GA fuel tank	03/27/06		SL	3	3,899.95	108.33	10	1,083.30	2,816.65

Total field equipment					11,280.43	313.34		3,133.40	8,147.03

Vehicles/trailers

Total vehicles/trailers					0.00	0.00		0.00	0.00